Exhibit 10.12
SIEMENS
MANUFACTURE AND SUPPLY AGREEMENT
          This Agreement made as of this 14” day of November 2003 by and between Siemens Medical Solutions, USA, Inc., acting through and on behalf of its Oncology Care Systems Group having a business address at 4040 Nelson Avenue, Concord, CA 94520 (“Seller”) and Tomo Therapy, Incorporated, having a business address at 1240 Deming Way, Madison, WI 53717 (“Buyer”).
W I T N E S S E T H :
          WHEREAS, Seller has experience and expertise in the manufacturing, and/or support of RF Systems Assemblies; and
          WHEREAS, Buyer wishes to have Seller use its expertise to continue manufacturing and/or supporting the products (herein collectively referred to as “Products”) listed in Exhibit A for the period specified in this Agreement; and
          NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledge, the Seller and Buyer do hereby agree to covenant and promise the following:
1.	SCOPE
Commencing on the effective date of this Agreement Buyer shall provide Seller with a twelve (12) month rolling forecast, which shall be updated on a monthly basis. The initial forecast will be accompanied by a firm purchase order for the first six (6) months and a projection of orders for the next six (6) months, subject to the lead time stated in Exhibit B. In accordance with this Agreement, Buyer shall issue a purchase order to Seller by no later than November 30, 2003. Seller will provide the personnel, technical services and facilities necessary in order to manufacture the Products for Buyer.
Neither party shall be deemed to be in default of this Agreement if prevented from performing any obligation hereunder for any reason beyond its reasonable control including, without limitation, governmental laws and regulations, terrorists acts, Acts of God or the public, calamities, floods, and storms.
2.	PURCHASE ORDER PLACEMENT
Every three (3) months, thereafter, firm purchase orders shall be issued on the first of each rolling month for Products to be delivered in the third full calendar month, following the month in which Seller receives the purchase order. Buyer may delay delivery by as much as 30 days, provided such delay notice is delivered to Seller not less than 90 days prior to the originally scheduled delivery date.
As a condition of this Agreement, Buyer agrees to a firm minimum buy procurement of [  *  ] sets of Accelerator Assembly, part number [  *  ] for each of the two years commencing with the effective date of this Agreement. Said purchase orders shall be binding to the parties and any successors or assigns. Notwithstanding the above, the Buyer will provide the purchasing forecast for Seller’s planning purpose only.
Siemens Medical Solutions USA, Inc.

Oncology Care Systems Group	4040 Nelson Avenue Concord, CA 94520	1	Tel: (925) 246-8200 Fax: (925) 246-8284	ww.siemensmedical.com/oncology

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [  *  ]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SIEMENS
Seller shall formally acknowledge Buyer’s purchase orders and provide a confirmation of delivery dates (lead time is 90 days). Seller shall maintain as necessary, an appropriate level of IS0 certification and compliance to IS0 9001. Seller further warrants that all Products sold to Buyer under this Agreement comply with the requirements of the U.S. Food and Drug Administration (“FDA”) and the FDA’s Good Manufacturing Practices (“GMP”) with respect to the manufacture, package, assembly and testing for the Products
Seller shall formally notify Buyer of any Product changes that affects form fit or function (class one).
3.	PACKAGING
Packaging of the Products shall be in a manner adequate to ensure undamaged arrival at Buyer’s business address, when transported by airplane, ship, truck or railroad. All deliveries shall be accompanied by a shipping list.
4.	TERM
The term of this Agreement is two (2) years from date of signature. Seller may elect to automatically extend this Agreement for additional one (1) year increments upon written Amendment to this Agreement signed by both parties.
5.	PRICING
The pricing for Products shall be in accordance with Exhibit A and shall be valid for a period of one (1) year following the effective date of this Agreement. At the end of each year, Seller will review prices for an increase not to exceed [  *  ] of then current price.
Excepting Seller’s inability to deliver, if at the end of the first 12 months of this Agreement, the Buyer is unable to meet the minimum purchase quantity of [  *  ] sets of Accelerator Assembly stated in Exhibit B, then Seller will review prices for an increase not to exceed an additional 10%.
6.	PAYMENT TERMS
The Payment terms are net 30 days after the receipt of invoice from Seller. All Products shipped are FOB Concord, CA.
7.	WARRANTY
All Products provided under this Agreement shall be in accordance with the Seller’s specifications. Except for [  *  ], which is warranted for one (1) year from the date of delivery, Seller warrants all other Products to be free from defects in materials and workmanship for a period of six (6) months from the date of delivery.
Seller shall only perform an inspection and test of returned Accelerator Assembly Product part number [  *  ] to confirm that there is a defect during warranty period. Seller at its option will repair or replace defective Product within 30 business days after receipt at Seller’s facility.
Siemens Medical Solutions USA, Inc.

Oncology Care Systems Group	4040 Nelson Avenue Concord, CA 94520	2	Tel: (925) 246-8200 Fax: (925) 246-8284	ww.siemensmedical.com/oncology

SIEMENS
Buyer’s remedy is contingent on (1) prompt written notification of the defect; (2) the cause of the defect not being the result of misuse, accident, neglect, alteration, improper testing, storage, installation or negligence on the part of the Buyer; and (3) return of the Products to Buyer’s manufacturing location with shipment and in-transit loss or damage at the risk and expense of the Buyer. Such repair, replacement or credit shall constitute fulfillment of all liability of Buyer to Seller whether based in contract, tort, and indemnity or otherwise.
In the event, Seller is unable to confirm a failure for an Accelerator Assembly Product, which has been returned to Seller under warranty, Seller shall invoice Buyer at the current manufacturing rate of [  *  ], at an amount not to exceed the current labor value of the Product.
EXCEPT AS EXPRESSLY SET FORTH IN THE PRECEDING SENTENCES AND/OR IN SPECIFICATIONS, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE PRODUCTS.
8.	LIMITATION OF LIABILITY
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED OR CONSTRUED TO BE CONTAINED IN THIS AGREEMENT, EXCEPT FOR NEGLIGENCE OR WILLFUL MISCONDUCT RESULTING IN BODILY INJURY, SELLER SHALL NOT BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SELLER’S LIABILITY TO THE OTHER SHALL NOT EXCEED THE SUMS PAID BY BUYER TO SELLER UNDER THIS AGREEMENT. BUYER ACKNOWLEDGES THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.
9.	TERMINATION
If either party materially breaches its obligations in this Agreement, the other party may terminate this Agreement by giving not less than 30 days notice to the other party. Termination will not occur if the defaulting party, within such thirty (30) day period, remedies such breach to the reasonable satisfaction of the non-defaulting party.
This Agreement may be terminated immediately by the other party without the requirement of prior notice, if the other party suspends operations, files or suffers to be filed against it a petition in bankruptcy, or the like, executes an assignment for the benefit of creditors, or is adjudicated as bankrupt.
10.	EXPORT
Each party agrees that it will not knowingly (i) export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration Regulations), including software received from the other under this Agreement, (ii) disclose such technical data for
Siemens Medical Solutions USA, Inc.

Oncology Care Systems Group	4040 Nelson Avenue Concord, CA 94520	3	Tel: (925) 246-8200 Fax: (925) 246-8284	ww.siemensmedical.com/oncology

SIEMENS
use in, or (iii) export or re-export, directly or indirectly, any direct product of such technical data, including software, to any destination to which such export or re-export is restricted or prohibited by U.S. or non-U.S. law without obtaining prior authorization from U.S. Department of State and other competent government authorities to the extent required by those laws. This clause shall survive termination or cancellation of this Agreement.
11.	INDEMNIFICATION
a)	Bodily injury, Disability or Death
Notwithstanding any other provisions hereof, each party agrees to indemnify the other, its officers, agents, servants and employees against claims, damages demands, suits actions judgments, liabilities, defaults, or costs and expenses, including attorney’s fees, arising from claims made against or liability imposed upon the other, by a court of competent jurisdiction as the results of claims alleging personal injury, disability, death or property damage or any form or type or wrongdoing or loss arising from either party’s failure to perform its respective obligations hereunder. In Buyer’s case, such indemnity obligations shall also apply to claims arising out of or in connection with Buyer’s assembly and resale of the Products, including without limitation, Buyer’s burden of customer training, service and support, its representations made in the course of reselling or distributing the Products, and its distribution of related materials and literature
For Buyer, indemnification for the bodily injury, disability, death or property damage shall be limited to the sum of $2,000,000 in any twelve (12) month period, commencing on October lst of any year. For Seller, indemnification shall be limited to the cumulative total value of the Products purchase under the life of this Agreement. Notwithstanding the aforementioned, under no circumstances, excepting gross negligence or willful misconduct, will Seller’s liability exceed the cumulative total value of the Products purchased under the life of this Agreement.
In the event that a claim is made against a Party seeking indemnification for bodily injury disability or death, that Party shall promptly notify the other party of the claim, allow the other Party to defend it in the name of such Party and to fully cooperate with its insurers, if relevant, and its counsel in the defense against the claim.
b)	Intellectual Property Infringement
The Seller agrees, at its cost and expense, to defend any claim, suit or legal proceeding asserted or brought against the Buyer or the Buyer’s customers, that any Product, or the use thereof, infringes any United States patent, copyright or other intellectual property rights of a third party, provided the Seller is notified promptly in writing of such claim, suit or legal proceeding, and given full and complete authority to defend the same, and given such information as the Buyer may have regarding the same as may be reasonably required for the defense of the same. The Seller shall pay all damages, awards and costs, awarded. The Seller shall not be responsible for any settlement negotiated and agreed to by the Buyer or any other party without the consent of the Seller. The Seller shall have the right, at its own election and at its own expense, to either (a) procure for the Buyer the right to continue to distribute and use such Products or part or component, thereof or (b) modify the same so that it becomes non-infringing provided that the functionality, level of performance, features and quality thereof are not affected, or, if neither of the foregoing alternatives is commercially
Siemens Medical Solutions USA, Inc.

Oncology Care Systems Group	4040 Nelson Avenue Concord, CA 94520	4	Tel: (925) 246-8200 Fax: (925) 246-8284	ww.siemensmedical.com/oncology

SIEMENS
reasonable, the Seller may repurchase such Product (the repurchase price is to be based on the original price paid by the Buyer less depreciation on a straight line basis over five (5) years, commencing with the date of installation and start up of such Product). The Buyer shall have the right, at its own election, to return any such affected Product to the Seller for refund of the purchase price as set forth above, and to cancel any outstanding Orders or further deliveries of the Product, without any liability to the Seller with respect thereto.
Notwithstanding the foregoing, the Seller shall not have any liability to the Buyer under the provision of Section 7 (b), that (i) is based upon the interconnection and/or the use of a Product, or part thereof, in combination with products or other devices outside the scope of this Agreement without the prior written consent of the Seller, which are not made by the Seller whether or not supplied hereunder, or (ii) for use in any manner for which the Product, or part thereof, was not designed or created. Also, the Buyer shall hold the Seller harmless against any expense, judgment or loss for infringement of any patent or copyright that results from the Seller’s compliance with the incorporation of designs specifications furnished by the Buyer. In addition, to the extent it is empowered, the Seller agrees to pass on to the Buyer patent infringement indemnification received from suppliers to the Seller of the Products or part thereof not designed by or for the Seller but furnished hereunder.
The foregoing states the entire liability of the Parties with respect to infringement of intellectual property rights by the Products or any part thereof.
c)	Product Liability Insurance
Buyer covenants that it will maintain product liability insurance adequate to fulfill the indemnification obligation hereunder in each such 12-month period commencing on October 1st of each year. Seller is self-insured and covenants that it has sufficient capital to meet all obligations hereunder.
12.	CONFIDENTIALITY
During the term of this Agreement and for five (5) years after the latter of either the termination of this Agreement or the termination of the last Statement of Work under this Agreement, each party shall use the same efforts it uses to protect its own confidential information (but in any event, no less than reasonable efforts to prevent its disclosure) to hold in strict confidence and to require its personnel to hold in strict confidence and not disclose to any third party without the prior written consent of the disclosing party, and not use in any manner except in accordance with the terms of this Agreement, any confidential business or technical information of the other party in its possession which is related to any Product or Statement of Work or any confidential business or technical proprietary information obtained from the other party (or any of its Affiliates) in connection with the transactions contemplated hereunder.
Such confidential information specifically may include, without limitation, all engineering drawings, specifications and other technical documentation, any proposed design and specifications for future products and products in development, marketing plans, costs and pricing information, and all third party information required to be maintained in confidence. Promptly following termination of this Agreement or upon the request by or for the disclosing party, the receiving party shall surrender to the disclosing party or destroy all
Siemens Medical Solutions USA, Inc.

Oncology Care Systems Group	4040 Nelson Avenue Concord, CA 94520	Tel: (925) 246-8200 Fax: (925) 246-8284	ww.siemensmedical.com/oncology

5

SIEMENS
materials remaining in its possession containing any such confidential information including all copies, extracts, or transcriptions, regardless of media.
For purposes of this Agreement and the Products and Statement of Work, information shall not be deemed confidential:
a)	if such information is generally available from public sources other than as a result of the breach of this Agreement

b)	if such information is received from a third party not under any obligation to keep such information confidential

c)	if the recipient can demonstrate that such information was independently developed by the recipient without use of any confidential information of the other party or its Affiliates; and

d)	if such information is marketing material such as catalogs or leaflets distributed to third parties as a part of sales and promotions.
Neither party shall be liable to the other for a breach of these confidentiality obligations to the extent it is required by law or any governmental body to disclose any confidential information of the other party; provided, however, unless otherwise required by such governmental body or such law, the party providing such information to such governmental body or disclosing the same pursuant to requirement of law shall first notify the other party so as to enable the other party opportunity to take steps it deems appropriate to protect its confidential or proprietary information.
13.	GOVERNING LAW
This Agreement is governed by and construed in accordance with the laws of the State of California, USA, without regards to conflict of law provisions thereof. Assignment of this Agreement may be made only upon the written consent of both parties; provided, however, that Seller may assign this Agreement to any parent, affiliate or subsidiary corporation upon notice to Buyer. Any attempted assignment or transfer of any of the rights, duties or obligations of this Agreement without the prior written consent of either party shall be void. If consent is given, this Agreement shall be binding upon and inure to the benefit of the assigns.
Siemens Medical Solutions USA, Inc.

Oncology Care Systems Group	4040 Nelson Avenue Concord, CA 94520	6	Tel: (925) 246-8200 Fax: (925) 246-8284	ww.siemensmedical.com/oncology

SIEMENS
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Siemens Medical Solutions USA, Inc.		TomoTherapy Incorporated
Oncology Care Systems Division		1240 Deming Way
Concord, CA 94520		Madison, WI 53717
“Seller”		“Buyer”

By: Ajit Singh, Ph.D.		By: Mr. John Barni
Title: President		Title: CEO

Signature:	/s/ Ajit Singh	Signature:	/s/ John Barni

Date:	11/17/03	Date:	11/18/03

By: Mr. Bernd Haetzel
Title: Vice-President Finance and Administration

Signature:	/s/ Bernd Haetzel

Date:	11-13-03

Siemens Medical Solutions USA, Inc.

Oncology Care Systems Group	4040 Nelson Avenue Concord, CA 94520	7	Tel: (925) 246-8200 Fax: (925) 246-8284	ww.siemensmedical.com/oncology

SIEMENS
COVER PAGE
AMENDMENT THREE
to
Manufacturing and Supply Agreement
MSA-50047-WMG
Between
SIEMENS MEDICAL SOLUTIONS USA INC.
Oncology Care Systems
4040 Nelson Avenue
Concord, CA 94520
And
TomoTherapy, Inc.
1240 Deming Way
Madison, WI 53717
Siemens Medical Solutions USA, Inc.

Oncology Care Systems Group	4040 Nelson Avenue	Tel: (925) 246-8200	www.siemensmedical.com/oncology
	Concord, CA 94520	Fax: (925) 246-8284

SIEMENS	MSA- 50047-WMG Amendment 03
This Amendment Three to the Manufacturing and Supply Agreement dated November 14, 2003 between Siemens Medical Solutions USA, Inc. and TomoTherapy, Inc. is hereby entered into retroactively as of October 1, 2005.
The parties hereto agree to the following modifications:
1. Section 2. Purchase Order Placement
DELETE in its entirety and REPLACE in lieu thereof the following:
“Buyer will provide Seller an annual blanket purchase order for the Products. Buyer may delay delivery by as much as 30 days, provided such delay notice is delivered to Seller not less than 60 days prior to the originally scheduled delivery date.
As a condition of this Agreement, Buyer agrees to take delivery of a minimum of [  *  ] Accelerator Assemblies per year, comprised of either part number [  *  ] or part number [  *  ], commencing with the effective date of this Agreement. Said minimum shall be binding upon the parties and any their successors or assigns. Notwithstanding the above, the Buyer will provide the purchasing forecast for Seller’s planning purpose only.
Seller shall formally acknowledge Buyer’s purchase orders by fax or email and provide a confirmation of delivery dates.
All products shall be delivered in full on or 5 days before the scheduled due date.
2. Section 4. Term
DELETE in its entirety and REPLACE in lieu thereof the following:
“This Agreement shall remain in full force and effect until October 1, 2010. This Agreement shall be automatically renewed for additional renewal terms of twelve (12) months each, unless either Party gives the other Party at least one (1) year prior written notice of election to terminate this Agreement effective at the end of the then current term. In the event that the Seller elects to terminate this Agreement in accordance with the above terms, the Buyer shall have the right to place a “last time” Purchase Order no later than 90 days prior to the termination of this Agreement to provide Buyer with sufficient quantity to meet the Buyer’s expected product needs for the one (1) year period immediately following termination of this Agreement. The Parties will negotiate in good faith the delivery schedule for each product covered by such “last time” Purchase Order, but it is presumed that Buyer will take delivery of those products equally over the first nine months after termination of the Agreement.
Siemens Medical Solutions USA, Inc.

Oncology Care Systems Group	4040 Nelson Avenue	Tel: (925) 246-8200	www.siemensmedical.com/oncology
	Concord, CA 94520	Fax: (925) 246-8284

SIEMENS	MSA- 50047-WMG Amendment 03
3. Section 5. Pricing
DELETE Section 5 in its entirety and REPLACE in lieu thereof the following:
“The pricing for Products shall be in accordance with Exhibit B and shall be valid until September 30, 2010.
4. Section 6. Payment Terms
DELETE Section 6 in its entirety and REPLACE in lieu thereof the following:
“Delivery is F.O.B. or F.C.A. origin (INCO Terms 2000), whichever is applicable. Buyer shall specify the carrier and its account number with carrier by so indicating on the face of its purchase order.”
5. Section 7. WARRANTY
DELETE Section 7 in its entirety and REPLACE in lieu thereof the following:
“Seller warrants maintaining as necessary, an appropriate level of IS0 certification and compliance to IS0 13485. Seller further warrants that all Products sold to Buyer under this Agreement comply with the requirements of the U.S. Food and Drug Administration (“FDA”) and the FDA’s Good Manufacturing Practices (“GMP”) with respect to the manufacture, package, assembly and testing for the Products and that all Products provided under this Agreement shall be in accordance with the Seller’s specifications.
Except for part numbers [  *  ] and [  *  ], which are warranted for one (1) year from the date of delivery, Seller warrants that all other Products will be free from defects in materials and workmanship for a period of six (6) months from the date of delivery.
Seller shall only perform an inspection and test of returned Accelerator Assembly Products [  *  ] to confirm that there is a defect during warranty period. Seller at its option will repair or replace defective Product within 30 business days after receipt at Seller’s facility. Though not obligated to do so, Seller at its sole unilateral option, may elect to conduct inspection and test on other Products under this Agreement.
Buyer’s remedy is contingent upon (1) prompt written notification of the defect; (2) the cause of the defect not being the result of misuse, accident, neglect, alteration, improper testing, storage, installation or negligence on the part of the Buyer; and (3) return of the Products to Buyer’s manufacturing location with shipment and in-transit loss or damage at the risk and expense of the Buyer. Such repair, replacement or credit shall constitute fulfillment of all liability of Buyer to Seller whether based in contract, tort, and indemnity or otherwise.
If an Accelerator Assembly Product has been returned to Seller under warranty and Seller is unable to confirm a failure for it after Buyer has had a full opportunity to verify the cause of the failure, explain the same to Seller, and Seller has conducted tests necessary to confirm the failure, Seller shall invoice Buyer at the manufacturing rate of [  *  ], at an amount not
Siemens Medical Solutions USA, Inc.

Oncology Care Systems Group	4040 Nelson Avenue	Tel: (925) 246-8200	www.siemensmedical.com/oncology
	Concord, CA 94520	Fax: (925) 246-8284

SIEMENS	MSA-50047-WMG Amendment 03
to exceed the equivalent of [ * ]. Seller must obtain a purchase order from the Buyer for testing beyond the amount of [ * ].

EXCEPT AS EXPRESSLY SET FORTH IN THE PRECEDING SENTENCES AND/OR IN SPECIFICATIONS, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE PRODUCTS.”
6. Section 11. INDEMNIFICATION
DELETE the second paragraph in Section 11 and REPLACE in lieu thereof the following:
“Each party’s maximum liability to the other party relating to claims for property damage shall be limited to a maximum of $2,000,000 for performance under this Agreement.”
7. Section 12. CONFIDENTIALITY
DELETE Section 12 and REPLACE in lieu thereof the following:
“During the term of this Agreement and for five (5) years after the latter of either the termination of this Agreement or the termination of the last Statement of Work under this Agreement, each party shall use the same efforts it uses to protect its own confidential information (but in any event, no less than reasonable efforts to prevent its disclosure) to hold in strict confidence and to require its personnel to hold in strict confidence and not disclose to (1) any employee, director, or agent that does not need to know such information for the purpose of carrying out this Agreement or (2) any third party without the prior written consent of the disclosing party, and not use in any manner except for purposes of carrying out this Agreement and otherwise in accordance with the terms of this Agreement, any confidential information of the other party in its possession. Such confidential information specifically may include, without limitation, all engineering drawings, specifications and other technical documentation, any proposed design and specifications for future products and products in development, marketing plans, costs and pricing information, all third party information required to be maintained in confidence, and any other information that the disclosing party has marked as confidential. Promptly following termination of this Agreement or upon the request by or for the disclosing party, the receiving party shall surrender to the disclosing party or destroy all materials remaining in its possession containing any such confidential information including all copies, extracts, or transcriptions, regardless of media.

For purposes of this Agreement and the Products and Statement of Work, information shall not be deemed confidential:
a)	if such information is generally available from public sources other than as a result of the breach of this Agreement;

b)	if such information is received from a third party not under any obligation to keep such information confidential;

Siemens Medical Solutions USA, Inc.

Oncology Care Systems Group	4040 Nelson Avenue	Tel: (925) 246-8200	www.siemensmedical.com/oncology
	Concord, CA 94520	Fax: (925) 246-8284

SIEMENS	MSA-50047-WMG Amendment 03
c)	if the recipient can demonstrate that such information was independently developed by the recipient without use of any confidential information of the other party or its Affiliates; and

d)	if such information is marketing material such as catalogs or leaflets distributed to third parties as a part of sales and promotions.
Neither party shall be liable to the other for a breach of these confidentiality obligations to the extent it is required by law or any governmental body to disclose any confidential information of the other party; provided, however, unless otherwise required by such governmental body or such law, the party providing such information to such governmental body or disclosing the same pursuant to requirement of law shall first notify the other party so as to enable the other party opportunity to take steps it deems appropriate to protect its confidential or proprietary information.”
8. ADD: New Section 15. Notices
“All contractual notices from one party to the other under this Agreement shall be in writing and either personally delivered or sent via certified mail, (E-mail or other electronic media are not acceptable), postage prepaid and return receipt requested to:

Buyer:	TomoTherapy, Inc.
1240 Deming Way
Madison, WI 53717
ATTENTION: Bob Evensen

Seller:	Siemens Medical Solutions USA, Inc.
Oncology Care Group
4040 Nelson Avenue
Concord, CA 94520
ATTENTION: Manager, Strategic Procurement
or to such other person or places as either party may designate from time to time by notice hereunder. Such notices shall be deemed effective upon personal delivery or deposit in the mails in accordance herewith.”
9. ADD: New Section 16. Conflicts with Other Terms and Conditions
“This Agreement contains all of the terms and conditions as they relate to the relationship between Buyer and Seller. Any terms and conditions, other than price, quantity, and shipping instructions, which may be specified on Buyer’s purchase order or on any Buyer’s Order Acknowledgement Form, are null and void unless expressly agreed upon in writing by Seller’s representative responsible for Contract Administration.”

Siemens Medical Solutions USA, Inc.

Oncology Care Systems Group	4040 Nelson Avenue	Tel: (925)246-8200
	Concord, CA 94520	Fax: (925)246-8284	www.siemensmedical.com/oncology

SIEMENS	MSA-50047-WMG Amendment 03
10. Exhibit A. Statement of Work (Performance Specification Requirements)
     DELETE in its entirety and REPLACE in lieu thereof the following Exhibit A:
STATEMENT OF WORK
(Performance Specification Requirement)
Product Documents: In addition to “Accelerator Tomo 6MV Design Specification 11.000207 Rev. E.”, which is the governing document for the rectangular waveguides (OCS P/N: [  *  ]) and “Accelerator Tomo 6MV Design Specification 1 1.000236 Rev. A.”, which is the governing document for the round waveguides (OCS P/N: [  *  ]); the following Seller’s Product documents are hereby incorporated by reference.

Part Number	Description

[ * ]	AFC ASSY, G39
[ * ]	ACCELERATOR ASSY,TOMO 6V
[ * ]	PWR SPL ASSY,ION PMP,12V-A20
[ * ]	DRIVE ASSY-MAGN TUNER-M5
[ * ]	DOSE CHAMBER ASSY
[ * ]	RF CIRCULATOR ASSY,KD2-G36
[ * ]	INJECTOR ASSY,ELECT-G45
[ * ]	TARGET ASSY,MONO 6MV / PRIMART
[ * ]	RF,DETECTOR MOUNT ‘N’
[ * ]	ATTENUATOR,RF 20DB N 250 watts
[ * ]	O-RING,BUNA-N 3.975-ID M4152TR
[ * ]	ACCELERATOR ASSY, TOP TOMO
[ * ]	TARGET, SPINNING TUNGSTEN

Siemens Medical Solutions USA, Inc.

Oncology Care Systems Group	4040 Nelson Avenue	Tel: (925) 246-8200	www.siemensmedical.com/oncology
	Concord, CA 94520	Fax: (925) 246-8284

SIEMENS	MSA-50047-WMG Amendment 03
11. Exhibit B — Product Pricing
DELETE in its entirety and REPLACE in lieu thereof the following Exhibit B:
EXHIBIT B
PRODUCT PRICING

PN	Description	Base Price		Lead Times
[ * ]	AFC ASSY, G39	$	[ * ]	60 days
[ * ]	ACCELERATOR ASSY, TOMO 6V	$	[ * ]	90 days
[ * ]	PWR SPL ASSY, ION PMP, 12V-A20	$	[ * ]	42 days
[ * ]	DRIVE ASSY-MAGN TUNER-M5	$	[ * ]	75 days
[ * ]	DOSE CHAMBER ASSY	$	[ * ]	120 days
[ * ]	RF CIRCULATOR ASSY, KD2-G36	$	[ * ]	75 days
[ * ]	INJECTOR ASSY, ELECT-G45	$	[ * ]	65 days
[ * ]	TARGET ASSY, MONO 6MV / PRIMART	$	[ * ]	90 days
[ * ]	RF,DETECTOR MOUNT ‘N’	$	[ * ]	60 days
[ * ]	ATTENUATOR, RF 20DB N 250 watts	$	[ * ]	60 days
[ * ]	0-RING,BUNA-N 3.975-ID M4152TR	$	[ * ]	60 days
[ * ]	ACCELERATOR ASSY, TOP TOM0	$	[ * ]	90 days
[ * ]	TARGET, SPINNING TUNGSTEN	$	[ * ]	90 days
[ * ]

Seller shall be entitled to the following break-point discounts on part numbers [ * ] and [ * ] when a twelve (12) month non-cancelable purchase order is placed for the following corresponding quantities. Each twelve (12) month period shall run from October 1st of each year through September 30th of the following year.

The below stated discount break-points apply to all quantities stated on the aforementioned twelve (12) month purchase order.

Discount	Quantities of PIN [ * ] and/or [ * ]
[ * ]%	If yearly PO quantity is 65 units or less
[ * ]%	If yearly PO quantity is between 66 and 85 units
[ * ]%	If yearly PO quantity is between 86 and 100 units
[ * ]%	If yearly PO quantity is between 101 and 130 units
The parties will negotiate in good faith the discount for quantities exceeding one hundred thirty (130) units per year of part numbers [  *  ] and [  *  ].

Siemens Medical Solutions USA, Inc.

Oncology Care Systems Group	4040 Nelson Avenue	Tel: (925) 246-8200	www.siemensmedical.com/oncology
	Concord, CA 94520	Fax: (925) 246-8284

SIEMENS	MSA-50047-WMG Amendment 03
     Except as modified herein, all other Terms and Conditions shall remain unchanged and apply hereto in full force.
SIGNATURE PAGE
IN WITNESS WHEREOF, the parties have caused this Amendment One to be executed by their duly authorized representatives as of the date written below.

Siemens Medical Solutions USA Inc.	TomoTherapy, Inc.
Oncology Care Systems Group

By: Mr. Martin Wentzlik	By: Fred Robertson
Title: Chief Fiancial Officer	Title: CEO

Signature: /s/ Mr. Martin Wentzlik	Signature: /s/ Fred Robertson

Date: 01/11/06	Date: January 23, 2006

By: Mr. Rolf Reimann
Title: VP, Plant Management

Signature: /s/ Rolf Reimann

Date: 01/11/2006

Siemens Medical Solutions USA, Inc.

Oncology Care Systems Group	4040 Nelson Avenue	Tel: (925) 246-8200	www.siemensmedical.com/oncology
	Concord, CA 94520	Fax: (925) 246-8284